Exhibit 10.2

SL GREEN OPERATING PARTNERSHIP, L.P.

Eleventh Amendment to
First Amended and Restated Agreement of Limited Partnership

This Amendment (this “Amendment”) is made as of March 6, 2012, by SL GREEN REALTY CORP., a Maryland corporation, as general partner (the “General Partner”), of SL GREEN OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (the “Partnership”), for the purpose of amending the First Amended and Restated Agreement of Limited Partnership of the Partnership dated August 20, 1997, as amended (the “Partnership Agreement”).  All capitalized terms used herein and not defined shall have the respective meanings ascribed to them in the Partnership Agreement.

WHEREAS, the Partnership desires to amend the Partnership Agreement, pursuant to Sections 4.02.A, 5.04, 6.02 and 14.01.B of the Partnership Agreement, to, among other things, cause LTIP Units issued on or after the date hereof to receive allocations of Net Income and Net Loss prior to the Distribution Participation Date for such LTIP Units;

NOW, THEREFORE,

1.             The General Partner hereby amends the Agreements as follows:

A.            Article 1 of the Partnership Agreement is amended by inserting the following definition in alphabetical order:

“Special LTIP Unit Sharing Percentage” means, for a Special LTIP Unit, the percentage that is specified as the Special LTIP Unit Sharing Percentage in the Vesting Agreement or other documentation pursuant to which such Special LTIP Unit is issued or, if no such percentage is specified, 10%.

“Special LTIP Unit” has the meaning set forth in Exhibit F hereto.

“Special LTIP Unit Distribution” has the meaning set forth in Exhibit F hereto.

B.            Section 6.1.E of the Partnership Agreement is amended and restated as follows:

“E.          Special Allocations With Respect to LTIP Units. After giving effect to the special allocations set forth in Section 1 of Exhibit C hereto, and notwithstanding the provisions of Sections 6.1.A and 6.1.B above, but subject to the prior allocation of income and gain under clauses 6.1.A(i) through (v) above, any Liquidating Gains shall first be allocated to the holders of LTIP Units until the Economic Capital Account Balances of such holders, to the extent attributable to their ownership of LTIP Units, are equal to (A) (i) the Class A Unit Economic Balance, multiplied by (ii) the number of their LTIP Units plus (B) with respect to Special LTIP Units, the aggregate net amount of Net Income and Net Loss allocated to such Special LTIP Units prior to the Distribution Participation Date with respect to such Special LTIP Units less the amount of any Special LTIP Unit Distributions with respect to such Special LTIP Units; provided that no such

Liquidating Gains will be allocated with respect to any particular LTIP Unit unless and to the extent that such Liquidating Gains, when aggregated with other Liquidating Gains realized since the issuance of such LTIP Unit, exceed Liquidating Losses realized since the issuance of such LTIP Unit. After giving effect to the special allocations set forth in Section 1 of Exhibit C hereto, and notwithstanding the provisions of Sections 6.1.A and 6.1.B above, in the event that, due to distributions with respect to Class A Units in which the LTIP Units do not participate or otherwise, the Economic Capital Account Balance of any present or former holder of LTIP Units, to the extent attributable to the holder’s ownership of LTIP Units, exceeds the target balance specified above, then Liquidating Losses shall be allocated to such holder to the extent necessary to reduce or eliminate the disparity. In the event that Liquidating Gains or Liquidating Losses are allocated under this Section 6.1.E, Net Income allocable under clause 6.1.A(vi) and any Net Losses shall be recomputed without regard to the Liquidating Gains or Liquidating Losses so allocated. For this purpose, “Liquidating Gains” means any net capital gain realized in connection with the actual or hypothetical sale of all or substantially all of the assets of the Partnership, including but not limited to net capital gain realized in connection with an adjustment to the Carrying Value of Partnership assets under Section 1.D of Exhibit B to this Agreement. Similarly, “Liquidating Losses” means any net capital loss realized in connection with any such event. The “Economic Capital Account Balances” of the holders of LTIP Units will be equal to their Capital Account balances, plus the amount of their shares of any Partner Minimum Gain or Partnership Minimum Gain, in either case to the extent attributable to their ownership of LTIP Units. Similarly, the “Class A Unit Economic Balance” shall mean (i) the Capital Account balance of the General Partner, plus the amount of the General Partner’s share of any Partner Minimum Gain or Partnership Minimum Gain, in either case to the extent attributable to the General Partner’s ownership of Class A Units and computed on a hypothetical basis after taking into account all allocations through the date on which any allocation is made under this Section 6.1.E, divided by (ii) the number of the General Partner’s Class A Units. Any such allocations shall be made among the holders of LTIP Units in proportion to the amounts required to be allocated to each under this Section 6.1.E. The parties agree that the intent of this Section 6.1.E is to make the Capital Account balance associated with each LTIP Unit economically equivalent to the Capital Account balance associated with the General Partner’s Class A Units (on a per-unit basis and, with respect to Special LTIP Units, other than differences resulting from the allocation of Net Income and Net Loss allocated to such Special LTIP Units prior to the Distribution Participation Date with respect to such Special LTIP Units pursuant to Section 3 of Exhibit F in excess of the amount of Special LTIP Unit Distributions paid with respect to such Special LTIP Units), but only if the Partnership has recognized cumulative net gains with respect to its assets since the issuance of the relevant LTIP Unit.”

C.            Section 2 of Exhibit F to the Partnership Agreement is hereby amended by appending the following to the end of such Section as a new Section 2.C.:

“C.          Special LTIP Unit Distribution. As of the Distribution Participation Date for an LTIP Unit issued on or after March 6, 2012 that has a Distribution Participation Date other than the date of issuance (a “Special LTIP Unit”) and is not forfeited on or prior to such Distribution Participation Date, the holder of such Special LTIP Unit will be entitled to receive a special distribution (the “Special LTIP Unit Distribution”) with respect to such unit equal to the Aggregate Special LTIP Unit Distribution Amount with respect to such Special LTIP Unit divided by the total number of such holder’s Special LTIP Units that have the same Distribution Participation Date, were issued as part of the same award or program for purposes of this Section 2.C. as specified in the Vesting Agreement or other documentation pursuant to which such Special LTIP Units are issued (the “Same Award” with respect to such Special LTIP Unit) and are not forfeited on or prior to such Distribution Participation Date; provided that such amount shall not exceed either (i) the amount of non-liquidating cash distributions per unit that were paid on the Class A Units on or after the date of the issuance of such Special LTIP Unit (or such other date as is specified as the Distribution Measurement Date in the Vesting Agreement or other documentation pursuant to which such Special LTIP Unit is issued) (such date being referred to as the “Distribution Measurement Date” with respect to such Special LTIP Unit) and prior to such Distribution Participation Date or (ii) an amount that, together with all other Special LTIP Unit Distributions made to such holder on the same date with respect to such holder’s other Special LTIP Units issued as part of the Same Award as such Special LTIP Unit, exceeds the positive balance of the Capital Account of such holder to the extent attributable to such Special LTIP Units. The “Aggregate Special LTIP Unit Distribution Amount” with respect to a holder’s Special LTIP Unit equals the aggregate amount determined by totaling, for each of such holder’s Special LTIP Units that were issued as part of the Same Award, (i) the amount of non-liquidating cash distributions per unit that were paid on the Class A Units on or after the Distribution Measurement Date with respect to such Special LTIP Unit and prior to the earlier of the Distribution Participation Date for such Special LTIP Unit or the Distribution Participation Date for the Special LTIP Unit with respect to which the Aggregate Special LTIP Unit Distribution Amount is being calculated multiplied by (ii) the Special LTIP Unit Sharing Percentage for such Special LTIP Unit, and subtracting from such total aggregate amount of all Special LTIP Unit Distributions previously made with respect to Special LTIP Units that were issued as part of the Same Award. The Special LTIP Unit Distribution for a Special LTIP Unit will be payable on the first Distribution Payment Date on or after the Distribution Participation Date for such Special LTIP Unit if and when authorized by the General Partner out of funds legally available for the payment of distributions; provided that, to the extent not otherwise prohibited by the terms of class of Partnership Interests entitled to any preference in distribution and authorized by the General Partner out of funds legally available for the payment of distributions, such Special LTIP Unit Distribution may be paid prior to such Distribution Payment Date. On or after the Distribution Participation Date with respect to a Special LTIP Unit, if such Special LTIP Unit is outstanding, no distributions (other than in Class A Units, Class B Units, LTIP Units or other Partnership Interests ranking on par with or junior to such units as to distributions and upon liquidation, dissolution or winding up of the affairs of the Partnership) shall be declared or paid or set apart for payment upon the Class A Units, the Class B Units, the LTIP Units or any other Partnership Interests ranking junior to or on a parity with the Special LTIP Unit as to distributions for any period (other than Special LTIP Unit Distributions with respect to Special LTIP Units that had an earlier Distribution Participation Date) unless the full amount of any Special LTIP Unit

Distributions due with respect to such Special LTIP Unit have been or contemporaneously are declared and paid.”

D.            Section 3 of Exhibit F to the Partnership Agreement is hereby amended by inserting the following as the second sentence of such Section:

“Special LTIP Units shall be allocated Net Income and Net Loss, for any taxable year or portion of a taxable year occurring after such issuance and prior to the Distribution Participation Date for such Special LTIP Units, in amounts per Special LTIP Unit equal to the amounts allocated per Class A Unit for the same period multiplied by the Special LTIP Unit Sharing Percentage for such Special LTIP Units.”

E.            The penultimate sentence of Section 7.A. of Exhibit F to the Partnership Agreement is hereby amended and restated as follows:

“The General Partner shall have the right at any time to cause a conversion of Vested LTIP Units into Class A Units; provided that any Special LTIP Unit Distribution payable with respect to such Vested LTIP Units is paid prior to such conversion.”

F.             The first sentence of Section 7.D. of Exhibit F to the Partnership Agreement is hereby amended and restated as follows:

“The Partnership, at any time at the election of the General Partner, may cause any number of Vested LTIP Units held by a holder of LTIP Units to be converted (a “Forced Conversion”) into an equal number of Class A Units, giving effect to all adjustments (if any) made pursuant to Section 4; provided, that the Partnership may not cause a Forced Conversion of any LTIP Units that would not at the time be eligible for conversion at the option of the holder of such LTIP Units pursuant to Section 7.B above or with respect to which a Special LTIP Unit Distribution is payable and has not been paid.”

2.             Except as modified herein, all terms and conditions of the Partnership Agreement shall remain in full force and effect.

3.             This Amendment shall be construed and enforced in accordance with and governed by the laws of the State of Delaware, without regard to conflicts of law.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment to the Partnership Agreement as of the date first set forth above.

GENERAL PARTNER:

SL GREEN REALTY CORP.

By:	/s/ Andrew S. Levine
	Name:	Andrew S. Levine
	Title:	Executive Vice President